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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) January 14, 2003
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                      INTEGRATED HEALTH TECHNOLOGIES, INC.
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               (Exact Name of Registrant as Specified in Charter)


Delaware                          000-28876                   22-2407475
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(State or Other Jurisdiction      (Commission                (IRS Employer
   of Incorporation)               File Number)              Identification No.)


201 Route 22, Hillside, New Jersey                                 07205
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code           (973) 926-0816
                                                             ---------------

                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)





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ITEM 5.     OTHER EVENTS

Natex/Paxis Transactions
------------------------

         Integrated Health Technologies, Inc. (the "Company") has entered into a letter of intent (the "Letter of Intent") with Trade Investment Services LLC ("TIS") to acquire all of the interests of TIS in Natex LLC, a limited liability company formed under the laws of the Republic of Georgia ("Natex"). TIS interest in Natex consists of fifty percent (50%) of the total membership interests. In consideration for the acquisition of TIS' interests in Natex (the "Natex Acquisition"), TIS shall receive from the Company $1,020,000 payable in shares of the Company's common stock valued on the basis of the average closing price per share for the thirty (30) trading days immediately preceding the first public disclosure of the Company's intention to engage in the Natex Acquisition. Natex is a recently formed company engaged in the business of harvesting and collecting taxis baccatta botanical materials from government properties in the Republic of Georgia, pursuant to a license from and supervision by the Georgian government. Natex processes the materials to extract precursor Paclitaxel and intends to sell the extract to Paxis Pharmaceuticals, Inc. ("Paxis") pursuant to an exclusive supply contract with Paxis. Paxis is a Delaware company formed to convert the extract to finished U.S.P. Paclitaxel in its Boulder, Colorado facilities with the intention of selling that bulk Paclitaxel to other entities which, in turn, convert it to dosage form or combine it with other substances, in both cases for sale and distribution as a cancer therapy drug.

         The Letter of Intent between the Company and TIS also contemplates that the Company and TIS will enter into a second agreement which will provide that the Company will make available $7 million in the form of a loan to Paxis prior to May 1, 2003. If the Company is successful in completing such financing of which no assurance can be given, TIS will sell and the Company will purchase from TIS all of its interests in Paxis which consists of fifty percent (50%) of the equity of Paxis, on July 1, 2003, in exchange for $500,000 payable at the closing, and twenty-five percent (25%) of the after-tax profits of Paxis until TIS has received an additional $49,500,000 (the "Paxis Acquisition"). The transactions described above are subject to the execution of definitive agreements, due diligence and certain conditions of closing. Paxis acquired a manufacturing facility which had been used to produce Paclitaxel from Hauser, Inc. Paxis is in the process of addressing the FDA requirements for the manufacture of Paclitaxel at this facility.

         The Company has also entered into a letter of intent to acquire all of the Paxis common stock owned by Dean Stull, Bill Keeney and Patricia Flick (the "Boulder Management Team") which represents 4% in the aggregate of the issued and outstanding shares of common stock of Paxis (the "Boulder Acquisition") from the Boulder Management Team in exchange for receiving from the Company $180,000 payable in shares of the Company's common stock valued on the basis of the average closing price per share for the thirty (30) trading days immediately preceding the first public disclosure of the Company's intention to engage in the Boulder Acquisition. The Boulder Management Team will also enter into three-year employment contracts with Paxis.

         Both Natex and Paxis were formed last year. Neither company has any revenue to date. Significant additional capital will be needed by both companies to begin selling the bulk Paclitaxel. Both companies will be subject to various risks associated with a new venture

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including, among others: operating in a foreign country which may have a political, economic, legal and regulatory environment which may differ significantly from the U.S. including the exporting of products, repatriation of capital and exchange rate fluctuations; setting up manufacturing facilities; complying with regulatory requirements for manufacturing pharmaceutical products; marketing and selling the product; and operating profitably.
There can be no assurance that the acquired companies can be operated profitably.

         E. Gerald Kay, the Chairman of the Board of the Company and beneficial owner of approximately fifty percent (50%) of the stock of the Company (or, approximately sixty-two percent (62%) if family trusts of which he is a Trustee are attributed to him), is the owner of one-third (1/3) of the equity of TIS. Robert Kay, the brother of E. Gerald Kay, is also the owner of one-third (1/3) of the equity of TIS. Carl DeSantis, the father of Dean DeSantis who is a director of the Company, is the owner of one-third (1/3) of the equity of TIS.

NuCycle Transaction
-------------------

         The Company has entered into a letter of agreement with NuCycle Acquisition Corp. ("NuCycle") to acquire NuCycle (the "NuCycle Acquisition") in exchange for NuCycle receiving from the Company $178,000 payable in shares of the Company's common stock valued on the basis of the average closing price per share for the thirty (30) trading days immediately preceding the first public disclosure of the Company's intention to engage in the NuCycle Acquisition and twenty-five (25%) of the after-tax profits of NuCycle until the shareholders of NuCycle have received an additional $5,000,000. The transaction is subject to the execution of definitive agreements, due diligence, and certain conditions of closing including receipt of Board Approval.

         NuCycle through its wholly-owned subsidiary, NuCycle Therapy, Inc. is engaged in the development and sale of nutritional formulations based on plant-derived minerals through patented hyperaccumulation technology. NuCycle has had no significant sales to date. Significant additional capital will be needed for NuCycle to pursue other applications of its technologies. There can be no assurance that NuCycle will be able to achieve significant sales or that it will be able to obtain additional capital to pursue other applications of its technologies.

         E. Gerald Kay, the Chairman of the Board of the Company, a principal stockholder of the Company, Seymour Flug, the President and Chief Executive Officer of the Company, and Carl DeSantis, the father of Dean DeSantis, who is a director of the Company, collectively own approximately seventy-one percent (71%) of NuCycle.

Forward-Looking Statements
--------------------------

         Statements in this section regarding the Company's intention to consummate the transactions described above are forward-looking statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the need to raise equity capital, results of due diligence, general economic conditions, and other factors identified in the Company's Annual Report on Form 10-KSB and most recent Quarterly Reports on Form 10-QSB filed with the SEC.

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ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                 NONE
















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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   INTEGRATED HEALTH TECHNOLOGIES., INC.



Date: January 14, 2003              By: /s/ Seymour Flug
                                           ----------------
                                            Seymour Flug
                                            President and Chief Executive
                                             Officer












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